Exhibit 99.1

New Vision Television, LLC and Subsidiaries
Consolidated Financial Statements
December 31, 2011 and 2010

New Vision Television, LLC and Subsidiaries

Index

December 31, 2011 and 2010

Page(s)

Report of Independent Auditors	1

Consolidated Financial Statements

Balance Sheets	2

Statements of Operations	3

Statements of Changes in Members’ Equity	4

Statements of Cash Flows	5

Notes to Financial Statements	6–18

Report of independent auditors

To the Board of Directors and Members of

New Vision Television, LLC

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in members’ equity and of cash flows present fairly, in all material respects, the financial position of New Vision Television, LLC and its subsidiaries (the “Company”) at December 31, 2011 and 2010 and the results of their operations and their cash flows for the years ended December 31, 2011 and 2010 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Atlanta, GA

April 23, 2012

New Vision Television, LLC and subsidiaries

Consolidated balance sheets

December 31, 2011 and 2010

(In thousands of dollars)	2011	2010
Assets
Current assets
Cash and cash equivalents	$9,680	$9,434
Accounts receivable, less allowance for doubtful accounts of $648 and $665	25,092	23,427
Current portion of program broadcast rights	4,302	4,368
Prepaid expenses and other current assets	2,272	2,014
Total current assets	41,346	39,243
Property and equipment, net	54,525	54,561
FCC licenses and other intangibles, net	46,023	50,365
Other assets	4,708	4,971
Total assets	$146,602	$149,140
Liabilities and Members’ Equity
Current liabilities
Accounts payable and accrued expenses	$2,573	$3,000
Accrued payroll and vacation	2,462	2,609
Current portion of program broadcast rights payable	4,753	4,760
Accrued interest	775	—
Other current liabilities	3,130	4,455
Current portion of capital lease obligations	164	171
Current portion of long term debt	3,938	—
Total current liabilities	17,795	14,995
Long-term debt and capital lease obligations, less current portion	81,997	80,640
Other long-term liabilities	1,534	1,215
	101,326	96,850
Commitments and contingencies (Note 7)
Members’ equity	45,276	52,290
Total liabilities and members’ equity	$146,602	$149,140

The accompanying notes are an integral part of these financial statements.

New Vision Television, LLC and subsidiaries

Consolidated statements of operations

Years ended December 31, 2011 and 2010

(In thousands of dollars)	2011	2010
Revenues
Local	$79,724	$75,161
National	29,308	26,873
Political	2,013	18,770
Retransmission income	9,259	8,138
Syndicated programming barter income	3,294	3,276
Trade income	2,675	2,900
Other	3,525	3,430
Gross revenues	129,798	138,548
Less: Agency commissions	(15,266)	(17,183)
Net revenues	114,532	121,365
Operating expenses
Direct operating expense (exclusive of depreciation and amortization shown separately below)	51,828	50,230
General, selling and administrative expense	36,407	34,798
Depreciation and amortization expense	16,107	13,990
Syndicated programming barter expense	3,294	3,276
Trade expense	2,666	2,892
Acquisition expense	547	—
	110,849	105,186
Total operating income	3,683	16,179
Other income (expense)
Interest expense	(7,752)	(2,845)
Loss on extinguishment of debt	(2,690)	(2,018)
Other expense	(255)	(413)
Total other expense	(10,697)	(5,276)
Net income (loss)	$(7,014)	$10,903

The accompanying notes are an integral part of these financial statements.

New Vision Television, LLC and subsidiaries

Consolidated statements of changes in members’ equity

Years ended December 31, 2011 and 2010

(In thousands of dollars)	Members’ capital	Retained earnings	Total members’ equity
Balances at December 31, 2009	$109,403	$521	$109,924
Net income	—	10,903	10,903
Equity redemption	(68,537)	—	(68,537)
Balances at December 31, 2010	40,866	11,424	52,290
Net loss	—	(7,014)	(7,014)
Balances at December 31, 2011	$40,866	$4,410	$45,276

The accompanying notes are an integral part of these financial statements.

New Vision Television, LLC and subsidiaries

Consolidated statements of cash flows

Years ended December 31, 2011 and 2010

(In thousands of dollars)	2011	2010
Cash flows from operating activities
Net income (loss)	$(7,014)	$10,903
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	16,107	13,990
Amortization of deferred financing costs and debt discount	957	562
Noncash rent expense	217	242
Loss on extinguishment of debt	2,690	2,018
Gain on sale of assets	—	(1,499)
Loss on disposal of obsolete fixed assets	552	806
Changes in operating assets and liabilities, net of acquisition of business
Accounts receivable	(1,665)	(1,983)
Prepaids, other assets and program broadcast rights	(879)	(471)
Accounts payable, accrued expenses and program broadcast rights payable	(2,469)	(428)
Accrued interest	775	—
Other liabilities	284	(117)
Net cash provided by operating activities	9,555	24,023
Cash flows from investing activities
Capital expenditures	(9,518)	(7,290)
Acquisitions of business, net of cash acquired	(1,548)	—
Proceeds from sale of assets	—	1,880
Net cash used in investing activities	(11,066)	(5,410)
Cash flows from financing activities
Proceeds from the issuance of long-term debt, net of debt discount	74,015	37,000
Principal payments on long term-debt and capital lease obligations	(68,932)	(46,731)
Payments of deferred financing costs	(3,326)	(5,796)
Net cash (used in) provided by financing activities	1,757	(15,527)
Net increase in cash and cash equivalents	246	3,086
Cash and cash equivalents
Beginning of period	9,434	6,348
End of period	$9,680	$9,434
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$6,020	$2,290
Redemption of members’ equity by note payable borrowings	—	68,537
Capital expenditure funded by capital lease borrowings	149	136

The accompanying notes are an integral part of these financial statements.

New Vision Television, LLC and subsidiaries

Notes to consolidated financial statements

December 31, 2011 and 2010

(In thousands of dollars, except unit data)

1.                                      Description of the business

New Vision Television, LLC (“New Vision” or the “Company”), the ultimate parent company of NVT Networks, LLC, was formed on August 5, 2009 and commenced operations on September 30, 2009. The majority of the station operations reside in wholly owned subsidiaries of NVT Networks, LLC, a wholly owned subsidiary of the Company. New Vision owns, operates or provides sales and other services to thirteen major network affiliated stations, all of which are affiliated with NBC, ABC, CBS or FOX. In addition, the Company also has agreements to broadcast the CW or MyNetwork TV affiliated programs at four of the thirteen stations. New Vision has operations and/or receives revenue in Oregon, Hawaii, Georgia, Kansas, Ohio, Pennsylvania, Iowa, Minnesota, Alabama, South Carolina and California. The Company acquired KTKA in July 2011 for a total of $1,548 in cash, plus acquisition costs of approximately $547.

2.                                      Summary of significant accounting policies

Principles of consolidation

In accordance with Accounting Standards Codification (ASC) 810, Consolidation, the consolidated financial statements include the accounts of the independently owned NVT License Holdings, LLC and its subsidiaries (“NVTLH”) and the independently owned PBC Networks, LLC and its subsidiaries (“PBC”). All intercompany balances and transactions have been eliminated in consolidation.

PBC and NVTLH

PBC and NVTLH are 100% owned by independent third parties and were formed by a nominal capital investment so there is no non-controlling interest presented in the Company’s financial statements. Through various joint sales and shared services agreements with PBC, the Company currently provides sales, programming and other services to five television stations that are owned and operated by PBC. NVTLH holds the FCC licenses for twelve stations for which the Company provides sales, programming and other services pursuant to a local marketing agreement. New Vision does not own PBC or any of its television stations and does not own any interest in NVTLH or its television stations. In accordance with Federal Communications Commission (“FCC”) regulations, PBC and NVTLH maintain complete responsibility for and control over programming, finances, personnel and operations.

PBC and NVTLH are included in these consolidated financial statements because New Vision is deemed to have a controlling financial interest in PBC and NVTLH for financial reporting purposes in accordance with ASC 810, Consolidation, as a result of (a) shared services agreements, joint sales agreements or local marketing agreements, and (b), options which permit the Company to acquire the assets and assume the liabilities of each PBC station and NVTLH entity, subject to FCC consent.

Substantially all of PBC’s assets, except for its FCC licenses, serve as collateral for its debt obligations. New Vision has a Joint Sales Agreement (“JSA”) and a Shared Services Agreement (“SSA”) with PBC’s Savannah, GA and Topeka, KS stations, as well as an SSA with PBC’s Youngstown, OH station. New Vision also has a Local Marketing Agreement (“LMA”) with NVTLH. The agreements permit New Vision to sell and retain a percentage of the net revenue from the stations’ advertising time in return for monthly payments to New Vision of the remaining percentage of net revenue as described in the various agreements.

The carrying amounts and classifications of the assets, liabilities and member’s interest of PBC and NVTLH, which have been included in our consolidated balance sheets as of December 31, 2011, were as follows (in thousands):

	2011	2010
Assets
Current assets
Cash and cash equivalents	$779	$416
Accounts receivable, less allowance for doubtful accounts	993	1,063
Current portion of program broadcast rights	355	324
Prepaid expenses and other current assets	234	284
Total current assets	2,361	2,087
Property and equipment, net	3,534	3,546
FCC licenses and other intangibles, net	7,167	7,094
Other assets	378	171
Total assets	$13,440	$12,898
Liabilities and Members’ Equity
Current liabilities
Accounts payable and accrued expenses	$397	$82
Accrued payroll and vacation	1	1
Current portion of program broadcast rights payable	336	334
Other current liabilities	107	143
Intercompany	4,859	12,643
Current portion of long term debt	340	—
Total current liabilities	6,040	13,203
Long-term debt and capital lease obligations, less current portion	8,139	—
Other long-term liabilities	405	258
	14,584	13,461
Accumulated Deficit	(1,144)	(563)
Total liabilities and members’ equity	$13,440	$12,898

Use of estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. The most significant estimates include the allowance for doubtful accounts, valuation and recoverability of program rights, valuation of intangible assets and other long-lived assets and the valuation of trade and barter revenues. Actual results may vary from estimates used.

Cash and cash equivalents

The Company considers investments purchased with original maturities of three months or less to be cash equivalents.

Program broadcast rights

Rights to programs available for broadcast under program license agreements are initially recorded at the beginning of the license period for the amounts of total license fees payable under the license agreements and are charged to operating expense as each episode is broadcast. The cost of each episode is determined by dividing the total cost of the program license agreement by the number of episodes per the agreement. The portion of the unamortized balance expected to be charged to operating expense in the succeeding year is classified as a current asset, with the remainder classified as a non-current asset. The liability for the license fees payable under the program license agreements is classified as current or long-term, in accordance with the payment terms of the various license agreements. First run programming is not recorded on a long term basis due to adverse events that could interrupt future production. When projected future net revenue associated with a program is less than the current carrying amount of the program broadcast rights, the Company writes down the unamortized cost of the broadcast rights to equal the amount of projected future net revenue. The capitalized costs of the rights are recorded at the lower of unamortized cost or estimated net realizable value.

Property and equipment

Property and equipment are stated at cost. Depreciation is computed principally by the straight-line method over their estimated useful lives. Expenditures for maintenance and repairs are charged to operations as incurred, whereas expenditures for renewals and betterments are capitalized. The cost and accumulated depreciation for property and equipment sold, retired or otherwise disposed of are relieved from the accounts, and any resulting gains or losses are reflected in operations.

Intangible assets

Acquired intangible assets are separately recognized if the benefit of the intangible assets is obtained through contractual or other legal rights, or if the intangible asset can be sold, transferred, licensed, rented or exchanged regardless of the acquirer’s intent to do so. The Company is accounting for intangibles in accordance with ASC 350, Goodwill and Other Intangible Assets.

Intangible assets consist of FCC broadcast licenses/network affiliation agreements/JSA agreements, satellite retransmission agreements and other assets. FCC licenses were valued by management with the assistance of a third party valuation firm and are issued for a fixed time, generally ten years; however, such licenses are subject to renewal by the FCC and occur routinely and at a nominal cost. Moreover, the Company has determined that there are currently no legal, regulatory, contractual, competitive, economic or other factors that limit the useful life of its FCC licenses. Network affiliation agreements generally represent ten-year renewable agreements with networks to broadcast network programming in specified markets. The Company’s current network affiliation agreements expire during the years 2012-2016; however, similar to FCC licenses, such agreements are routinely renewed for nominal cost. JSA agreements were valued by management with the assistance of a third party valuation firm and are routinely renewed at a nominal cost. As a result, FCC licenses, network affiliation agreements and JSA agreements are treated as a single indefinite lived intangible asset and will not be amortized. The Company will re-evaluate the useful life determination of FCC licenses/network affiliation agreements periodically to determine whether events and circumstances continue to support an indefinite useful life.

Other intangible assets consist primarily of operating agreements, such as satellite retransmission agreements, favorable leases, income agreements and advertiser base. These assets were valued by management with the assistance of a third party valuation firm using industry data, unaudited historical financial and operational data, projections for the Company prepared by management, and related data. Management has assigned definite lives to these assets ranging from one to fifteen years. Amortization expense is computed using the straight line method.

The Company tests FCC licenses/network affiliation agreements/JSA agreements for impairment on an annual basis. Additionally, impairment will be assessed between annual tests if an event occurs or circumstances change that would indicate a significant change in the business climate, legal factors, operating performance indicator, competition, sale or disposition of a significant portion of the business or other factors. The annual impairment test for FCC licenses/network affiliation agreements/JSA agreements is conducted using the income approach that compares discounted cash flow value to the carrying value of each reporting unit, or market. If impairment is indicated, the impairment will be measured using an income approach. Based on the recent valuations completed for the entities as of September 30, 2011, the Company believes the carrying values of these indefinite-lived assets are not impaired at December 31, 2011.

Impairment of long-lived assets

The Company reviews long-lived assets with definite lives (tangible and intangible) for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable. Measurement of any impairment would first include a comparison of estimated undiscounted future cash flows to be generated during the remaining life of the asset to its net carrying value. Any adjustment for impairment would be based on the estimated discounted cash flows derived from the asset. The Company believes the carrying values of all long-lived assets at December 31, 2011 and 2010 are recoverable.

Income taxes

The Company is a multi-member limited liability company (“LLC”) that is treated as a partnership for income tax purposes. Given this ownership structure, the Company does not provide for income taxes in these financial statements. Also, as described above, the Company consolidates PBC and NVTLH pursuant to ASC 810, Consolidation. These entities are also multi- member LLCs that are treated as partnerships for income tax purposes. Given this structure, the Company also does not provide income taxes relative to these entities.

The New Vision operating agreement provides that tax distributions are required to be made on a quarterly basis to its members for payment of taxes to the extent funds are available for distribution and to the extent that a tax liability is generated. The tax distributions for each member are calculated, in general, as the taxable income allocated to such member for the fiscal quarter multiplied by the applicable tax rate less the amount of nontax distributions received by the member for that fiscal quarter.

Reclassifications

Certain items previously reported in combined financial statement captions have been reclassified to conform to the current financial statement presentation.

Revenue recognition

Broadcast revenue is generally recognized as advertisements or programs are broadcast and are generally billed monthly. The Company recognizes revenue and records the related accounts receivable when the following four criteria are met: (1) persuasive evidence of an arrangement exists, (2) services have been provided, (3) the selling price is fixed or determinable, and (4) collectability is reasonably assured. Provisions for discounts, returns, allowances, customer rebates, and other adjustments are provided for in the same period as the related revenues are recorded and reflected as a reduction of revenues. Revenues do not include sales tax or other taxes collected from customers. Retransmission consent revenue is recognized as cable and satellite distribution systems retransmit our broadcasts.

The Company enters into trade and barter arrangements with certain advertisers whereby advertising time is exchanged for assets such as syndicated programming or services. The fair value of syndicated programming barter transactions is measured based on the advertising spots traded by the Company. The fair value of trade barter (nonprogramming) transactions is measured by the fair value of the product or service received. For syndicated programming barter transactions, revenues are recognized as the related spots are aired and the related broadcast rights are amortized based on actual usage. Trade barter revenues are recognized when commercials are broadcast; trade barter expenses are recognized as the goods or services are used.

In accordance with the Accounting Standards Codification, Financial Reporting by Broadcasters (ASC 920), the Company does not account for barter revenue and related barter expense generated from network programming.

Concentration of credit risk

In the opinion of management, credit risk with respect to trade receivables is limited due to the large number of diversified customers and the geographic diversification of the Company’s customer base. The Company performs ongoing credit evaluations of its customers and believes that adequate allowances for any uncollectible trade receivables are maintained. At December 31, 2011 and 2010, the Company did not have any customers that exceeded 5% of accounts receivable and no customer accounted for more than 10% of revenue for the years ended December 31, 2011 or 2010, respectively.

Fair value of financial instruments

Due to their short maturities, the carrying amounts of accounts receivable, accounts payable and accrued expenses approximated their fair values at December 31, 2011 and 2010. The interest rates on the Company’s long-term debt and capital lease obligations reflect current market rates. Accordingly, the carrying amounts of these instruments approximate fair value.

Advertising

The Company expenses advertising costs in the period incurred. Advertising expenses were $547 and $395 for the years ended December 31, 2011 and 2010, respectively.

Deferred financing costs

Deferred financing costs, net of amortization, totaled $3,002 and $3,230 as of December 31, 2011 and 2010, respectively. These costs are amortized using the effective interest method, over the term of the related debt. Amortization expense of $866 and $562 for the years ended December 31, 2011 and 2010, respectively, relating to deferred financing costs is included in interest expense in the accompanying statement of operations.

Recently issued accounting pronouncements

In September 2011, there were revisions to the accounting standard for goodwill impairment tests. A company has the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test. The revisions are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted during 2011 if an entity’s financial statements have not been issued. We will adopt this guidance effective January 1, 2012, and we do not expect it to have a material impact on our financial position or results of operations.

3.                                      Intangible assets

Intangible assets consist of the following at December 31, 2011 and 2010:

	2011	2010
FCC licenses/network affiliation agreements/JSA agreements	$36,709	$36,709
Satellite retransmission agreements	11,787	10,943
Advertiser base	2,425	2,425
Favorable leases	4,528	4,528
Income agreements	1,555	1,555
Other intangibles	664	121
Less: Accumulated amortization	(11,645)	(5,916)
Intangibles, net	$46,023	$50,365

Amortization expense relating to intangible assets was $5,729 and $4,524 for the years ended December 31, 2011 and 2010, respectively. Future amortization expense expected on intangible assets over the next five years is as follows:

Years ending
2012	$2,831
2013	1,287
2014	869
2015	596
2016	573

4.                                      Property and equipment

Property and equipment consists of the following:

	Useful lives in years	2011	2010
Land	—	$7,999	$3,926
Buildings and improvements	Lesser of 39 years or life of the lease	12,055	11,937
Towers	15	3,178	2,581
Equipment	5	45,212	40,004
Furniture and fixtures	5	1,660	1,045
Automobiles	5	2,033	1,757
Materials, tools and other	5	1,761	1,664
Projects in progress	—	1,671	2,359
		75,569	65,273
Less: Accumulated depreciation		(21,044)	(10,712)
		$54,525	$54,561

Depreciation expense for the years ended December 31, 2011 and 2010 was approximately $10,378 and $9,466, respectively.

5.                                      Long-term debt and capital lease obligations

Long-term debt and capital lease obligations consist of the following:

	2011	2010
Term loan credit agreement $74,813 and $68,537, net of discount of $894 and $0, as of December 31, 2011 and 2010, respectively	$73,919	$68,537
Capital lease obligations	12,180	12,274
Total debt and capital lease obligations	86,099	80,811
Less: Current portion of debt and capital lease obligations	(4,102)	(171)
Total long-term debt and capital lease obligations, excluding current portion	$81,997	$80,640

The following table summarizes scheduled future principal repayments on our capital lease obligations:

Years ending
2012	$1,096
2013	1,096
2014	1,096
2015	1,119
2016	1,225
Thereafter	18,339
23,971
Amounts representing interest	(11,791)
$12,180

The Company entered into a Term Loan Credit Agreement (“Term Loan”) arranged and administered by UBS Securities and UBS AG, respectively (collectively “UBS” or “Administrative Agent”) on July 16, 2009. The UBS facility consisted of a three-year, $28,000 revolving line of credit with a final maturity date of September 30, 2012. Under the UBS facility, the Company, at its option, could borrow funds under a Eurodollar or ABR interest option. The Company was limited to five (5) borrowing interest rate options, with no more than four (4) in one year. The UBS facility carried an interest rate equal to a LIBOR plus a 10% applicable margin with a 3% LIBOR floor. The agreement also included an unutilized commitment fee equal to .05% of the unused borrowing facility.

The Company entered into an agreement on March 30, 2010, to refinance the Term Loan with a $35,000 facility entered into with one of its principal equity holders (“Equity Term Loan Facility”). The new credit facility consisted of a four-year, $10,000 revolving credit facility and a $25,000 four-year, senior secured term loan. Both interest rates were priced at LIBOR plus 4.25% or 5.25% in the case of a Eurodollar or ABR loan election, respectively. The agreement also included an unutilized commitment fee equal to 1% of the unused borrowing facility. All amounts under the Equity Term Loan Facility were repaid on November 3, 2010. In connection with the repayment, the Company wrote off deferred financing costs of $2,018 which is reflected in the loss on extinguishment on the Consolidated Statement of Operations.

In November 2010, the Company commenced an exchange (“the Exchange”), whereby Members could exchange up to a maximum of 4,000,000 Class A Units at $18.50 per Unit for debt in a new Term Loan Facility (“Redemption Term Loan Facility”). Management and the second largest unit holder did not participate in the Exchange. On December 3, 2010, the Exchange was consummated and a total of 3,704,704 Units were exchanged for $68,537 in debt. The Redemption Term Loan Facility carried a 9.75% interest rate per annum. Additionally, the Redemption Term Loan Facility included a $10,000 line of credit. A fee of 1% per annum was paid on the unused facility.

On November 1, 2010, the Company completed the sale of the land and building, which housed the studio and offices of the Company’s Honolulu, HI operations for $12,000 in cash and a long-term, 20 year lease, with annual lease payments of between $960 and $1,436 per year. The transaction was structured as a capital lease and no gain or loss was recorded on the transaction. The $12,000 proceeds are being accounted for as a financing obligation.

On July 14, 2011, the Company repaid the Redemption Term Loan Facility and entered into a new $85,000 facility (“New Term Loan Facility”) with a new lender. The New Term Loan Facility consists of a five-year, $75,000 term loan and a five-year, $10,000 revolving credit facility. Both interest rates are priced at the election of either LIBOR plus 5.00% or Base Rate plus 4.00%. During the current year, the Company incurred a monthly all-in interest rate of 6.51%. The agreement also included an unutilized commitment fee equal to 0.75% of the unused borrowing facility. As of December 31, 2011, the New Term Loan Facility reflected a balance of $73,919 and there was no balance on the revolver. In connection with the refinancing, the Company wrote off the remaining deferred financing costs of $2,690 relating to the Redemption Term Loan Facility, which is reflected in the loss on extinguishment on the Consolidated Statement of Operations.

Under the New Term Loan Facility, mandatory prepayments are required for certain transactions, including asset sales, the receipt of debt proceeds and certain casualty and indemnity proceeds. Prepayments are also required for Excess Cash Flows, as defined in the agreement, beginning with the fiscal year ended December 31, 2011. There was no excess cash flows payment required for 2011. The New Term Loan Facility is collateralized by substantially all of the assets of the Company and its subsidiaries and assets of PBC and NVTLH. In addition, the Company’s subsidiaries are joint and several guarantors of the obligations and the Company’s ownership interests in its subsidiaries are pledged to collateralize the obligations. The aggregate principal payments of long-term debt, including current maturities, for years subsequent to December 31, 2011, are as follows:

Years ending December 31,
2012	$3,938
2013	750
2014	3,750
2015	750
2016	65,625
$74,813

The agreement contains certain restrictive provisions which include but are not limited to, requiring the Company to maintain certain financial ratios and limiting the Company’s ability to incur additional indebtedness, make certain acquisitions or investments, sell assets or make other restricted payments, including dividends, as defined in the loan agreement. The Company believes that it was in compliance with such financial covenants at December 31, 2011 and throughout the year.

The New Term Loan Facility contains acceleration provisions whereby the Administrative Agent may, require all loans outstanding to become due upon the occurrence of certain specified events, including, but not limited to, the following:

a.                                       The failure to make payment of any principal of any loan amounts when due, or the failure to make payment of other payment obligations when due, subject to applicable grace periods;

b.                                      The failure to observe or perform certain covenants, subject to applicable grace periods and notice requirements;

c.                                       The failure of the Company or any of its subsidiaries to make payments of any material indebtedness other than the loans when due, subject to applicable grace periods;

d.                                      There occurs a Change in Control as defined in the agreement; or

e.                                       There occurs a termination or other cancellation of any FCC licenses that would be expected to have a material adverse effect, as defined in the agreement.

The New Term Loan Facility is to be repaid in quarterly installments, varying from year to year, with a lump sum payment due at maturity for the remaining outstanding balance.

The fair value of our long-term debt and capital lease obligations are estimated to be the same as the carrying amounts based on the recent refinancing of the term debt on July 14, 2011 at an interest rate that has not changed through the reporting date.

6.                                      Members’ equity

The Company has authorized 100,000,000 Class A Units, 100 Class B Units, 100 Class C Units, 100 Class D Units and 100 Class E Units. As of December 31, 2011 and 2010, the Company had 6,297,263 Class A units, 100 Class B units,100 Class C units, 100 D units, and 100 Class E units issued and outstanding. The property and the rights of the units are determined by the Company’s operating agreement.

The B, C, D and E units were issued to members of the Company’s management on September 30, 2009 pursuant to their employment agreements. B, C, D and E units had nominal value when issued, primarily due to the risks and uncertainties inherent in predicting New Vision’s future cash flows given that it is a relatively new company and the units’ standing in prioritization and the events which must take place in order for their benefits to be realized. As a result, no compensation expense was recognized for the B, C, D and E units.

On October 1, 2009, the Company issued Class A warrants to purchase 204,082 Class A units at a purchase price of $25 per unit and Class B warrants to purchase 1,133,784 Class A units at a purchase price of $29.40 per unit (collectively the “Second lien warrants”) to the former debt holders of the predecessor company (“Holders”). Class A warrants are five year warrants to purchase, in the aggregate, up to 2% of the Class A units outstanding on an equivalent basis of up to 100% of the enterprise value of $250,000 but subject to the dilution for the Class A units held by management. Class B warrants are five year warrants to purchase, in the aggregate, up to 2% of the Class A units outstanding on an equivalent basis of up to 100% of the enterprise value of $300,000 but subject to the dilution for the Class A units held by management. Both Class A and Class B units have been classified as equity by the Company. The Company also issued warrants to purchase 30,325 Class A units at a purchase price of $12.50 per unit (the “Director warrants”) to the five outside directors of the Company (“Holders”). These warrants are five year warrants to purchase, in the aggregate for all directors, less than 1% of the Class A units outstanding on an equivalent basis of up to 100% of the enterprise value of $125,000. In conjunction with the Exchange, 6,065 Director warrants were exercised in the current year. The warrants outstanding as of December 31, 2011 are summarized as follows:

	Class A	Unit price	Class B	Unit price	Total units
Second lien warrants	204,082	$25.00	1,133,784	$29.40	1,337,866
Director warrants	24,260	12.50			24,260
Total	228,342		1,133,784		1,362,126

The Second lien warrants have been classified as equity by the Company in accordance with ASC 815-40, Contracts in Entity’s Own Equity. On an annual basis, the Company reassesses the classification of the Second Lien Warrants in accordance with ASC 815-40. As of December 31, 2011, no events have occurred that would indicate the need for a change in classification of the warrants. The warrants entitle the Holders to subscribe for purchase at any time through the expiration date all or any part of the 1,362,126 Class A units of the Company. The fair value of the warrants which were valued in accordance with ASC 480 was estimated to be nominal at the date of issuance using key assumptions including an expected term of 5 years; projected stock volatility of zero percent, a risk free rate of 2.69 percent, and a dividend yield of zero percent.

The fair value of the Director warrants, which were issued as compensation to the directors, was calculated using the same key assumptions as the Second lien warrants and was also estimated to be nominal. These warrants are also classified as equity by the Company in accordance with ASC 718. No compensation expense will be reflected in the Consolidated Statement of Operations.

As discussed more fully in Note 5, management completed the Exchange in December 2010, whereby a total of 3,704,704 Class A units were exchanged for $68,537 in debt.

7.                                      Commitments and contingencies

Operating leases

The Company has long-term operating leases for office space and certain broadcasting facilities and equipment which expire at various dates, generally from five to 15 years, and have varying options to renew. Rental expense for operating leases (excluding those with lease terms of one month or less that were not renewed) was approximately $1,291 and $1,246 for the years ended December 31, 2011 and 2010, respectively. Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 2011 are as follows:

Years ending
2012	$1,447
2013	1,473
2014	1,181
2015	1,188
2016	1,135
Thereafter	15,629
$22,053

Program broadcast rights

As of December 31, 2011, the Company had executed contracts for program broadcast rights totaling approximately $9,888, for which the broadcast period has not yet begun. Accordingly, some of these rights and the related obligations have not been recorded in the consolidated balance sheet at December 31, 2011. Future minimum payments arising from unavailable future broadcast license commitments outstanding at December 31, 2011 are as follows:

Years ending
2012	$1,631
2013	4,856
2014	3,065
2015	193
2016	57
Thereafter	86
$9,888

Employee benefit plan and Management Bonus Plan

The Company offers substantially all of its employees voluntary participation in a 401(k) plan. The Company may make discretionary contributions to the plans. No such contributions were made by the Company for the years ended December 31, 2011 and 2010. At December 31, 2011 and 2010, $954 and $1,905 was accrued within the line “Other Current Liabilities” for this bonus plan.

Other legal matters

The Company is involved in certain legal actions and claims arising in the normal course of business. It is the opinion of management, based on consultation with the Company’s outside legal counsel, that resolution of these matters will not have a material adverse effect on the Company’s financial position, results of operations or liquidity.

8.                                      Subsequent events

The Company evaluated all events or transactions that occurred after the balance sheet date of December 31, 2011 through April 23, 2012, the date it issued these financial statements. During this period, the Company did not have any material recognizable or non-recognizable subsequent events.

New Vision Television, LLC

and Subsidiaries

Consolidated Financial Statements

Six Months Ended June 30, 2012 and 2011

New Vision Television, LLC and Subsidiaries
Index
June 30, 2012 and 2011

Page(s)

Unaudited Consolidated Financial Statements

Balance Sheets	1

Statements of Operations	2

Statements of Changes in Members’ Equity	3

Statements of Cash Flows	4

Notes to Financial Statements	5–9

New Vision Television, LLC and subsidiaries

Unaudited consolidated balance sheets

June 30, 2012 and 2011

(In thousands of dollars)	June 30, 2012	December 31, 2011
Assets
Current assets
Cash and cash equivalents	$11,237	$9,680
Accounts receivable, less allowance for doubtful accounts of $648 and $665	25,516	25,092
Current portion of program broadcast rights	1,464	4,302
Prepaid expenses and other current assets	2,540	2,272
Total current assets	40,757	41,346
Property and equipment, net	49,282	54,525
FCC licenses and other intangibles, net	44,552	46,023
Other assets	4,199	4,708
Total assets	$138,790	$146,602
Liabilities and Members’ Equity
Current liabilities
Accounts payable	$3,095	$2,573
Accrued payroll and vacation	2,061	2,462
Current portion of program broadcast rights payable	1,976	4,753
Accrued interest	156	775
Other current liabilities	4,854	3,130
Current portion of capital lease obligations	193	164
Current portion of long term debt	3,187	3,938
Total current liabilities	15,522	17,795
Long-term debt and capital lease obligations, less current portion	72,712	81,997
Other long-term liabilities	1,318	1,534
	89,552	101,326
Members’ equity	49,238	45,276
Total liabilities and members’ equity	$138,790	$146,602

The accompanying notes are an integral part of these financial statements.

1

New Vision Television, LLC and subsidiaries

Unaudited consolidated statements of operations

Six months ended June 30, 2012 and 2011

	Six months ended June 30,
(In thousands of dollars)	2012	2011
Revenues
Local	$40,851	$38,176
National	14,892	13,804
Political	3,653	326
Retransmission income	8,339	4,493
Syndicated programming barter income	1,616	1,623
Trade income	1,244	1,299
Other	2,299	1,611
Gross revenues	72,894	61,332
Less: Agency commissions	(8,470)	(7,117)
Net revenues	64,424	54,215
Operating expenses
Direct operating expense (exclusive of depreciation and amortization shown separately below)	26,553	25,649
General, selling and administrative expense	20,745	16,863
Depreciation and amortization expense	7,253	7,961
Syndicated programming barter expense	1,616	1,623
Trade expense	1,034	1,184
	57,201	53,280
Total operating income	7,223	935
Other income (expense)
Interest expense	(3,261)	(4,345)
Total other expense	(3,261)	(4,345)
Net income (loss)	$3,962	$(3,410)

The accompanying notes are an integral part of these financial statements.

2

New Vision Television, LLC and subsidiaries

Unaudited consolidated statements of changes in members’ equity

Six months ended June 30, 2012

(In thousands of dollars)	Members’ capital	Retained earnings	Total members’ equity
Balances at December 31, 2011	$40,866	$4,410	$45,276
Net income	—	3,962	3,962
Balances at June 30, 2012	$40,866	$8,372	$49,238

The accompanying notes are an integral part of these financial statements.

3

New Vision Television, LLC and subsidiaries

Unaudited consolidated statements of cash flows

Six months ended June 30, 2012 and 2011

	Six months ended June 30,
(In thousands of dollars)	2012	2011
Cash flows from operating activities
Net income (loss)	$3,962	$(3,410)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	7,253	7,961
Amortization of deferred financing costs and debt discount	516	497
Noncash rent expense	256	112
Write down of obsolete fixed assets	541	59
Changes in assets and liabilities
Accounts receivable	(424)	1,879
Prepaids, other assets and program broadcast rights	2,780	2,333
Accounts payable, accrued expenses and program broadcast rights payable	(768)	(5,347)
Accrued interest	(619)	—
Other liabilities	(335)	(231)
Net cash provided by operating activities	13,162	3,853
Cash flows from investing activities
Capital expenditures	(1,355)	(4,538)
Net cash used in investing activities	(1,355)	(4,538)
Cash flows from financing activities
Principal payments on long term-debt and capital lease financing	(10,202)	(72)
Payments of deferred financing costs	(48)	(432)
Net cash used in financing activities	(10,250)	(504)
Net increase (decrease) in cash and cash equivalents	1,557	(1,189)
Cash and cash equivalents
Beginning of period	9,680	9,434
End of period	$11,237	$8,245
Supplemental Disclosures
Cash Paid for Interest	1,814	3,848
Capital Expenditure funded by capital lease borrowings	80	—

The accompanying notes are an integral part of these financial statements.

4

New Vision Television, LLC and subsidiaries

Notes to consolidated financial statements

Six months ended June 30, 2012

(In thousands of dollars, except unit data)

1.                                      Description of the business

New Vision Television, LLC (“New Vision” or the “Company”), the ultimate parent company of NVT Networks, LLC, was formed on August 5, 2009 and commenced operations on September 30, 2009. The majority of the station operations reside in wholly owned subsidiaries of NVT Networks, LLC, a wholly owned subsidiary of the Company. New Vision owns, operates or provides sales and other services to thirteen major network affiliated stations, all of which are affiliated with NBC, ABC, CBS or FOX. In addition, the Company also has agreements to broadcast the CW or MyNetwork TV affiliated programs at four of the thirteen stations. New Vision has operations and/or receives revenue in Oregon, Hawaii, Georgia, Kansas, Ohio, Pennsylvania, Iowa, Minnesota, Alabama, South Carolina and California.

On May 4, 2012, the Company entered into agreement to sell substantially all of its station assets to LIN Television Corporation, a wholly-owned subsidiary of LIN TV Corp. (“LIN Media”; NYSE: TVL) for approximately $334.9 million. In conjunction with the sale, LIN Television Corporation is assuming approximately $12 million in long term debt. The remaining debt will be paid out of the proceeds to the Company. The closing of the transaction, which is expected to occur in the latter part of 2012, is subject to regulatory approvals including the approval of the FCC and clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and customary closing conditions.

2.                                      Summary of significant accounting policies

Principles of consolidation

In accordance with Accounting Standards Codification (ASC) 810, Consolidation, the consolidated financial statements include the accounts of the independently owned NVT License Holdings, LLC and its subsidiaries (“NVTLH”) and the independently owned PBC Networks, LLC and its subsidiaries (“PBC”). All intercompany balances and transactions have been eliminated in consolidation.

PBC and NVTLH

PBC and NVTLH are 100% owned by independent third parties and were formed by a nominal capital investment so there is no non-controlling interest presented in the Company’s financial statements. Through various joint sales and shared services agreements with PBC, the Company currently provides sales, programming and other services to five television stations that are owned and operated by PBC. NVTLH holds the FCC licenses for twelve stations for which the Company provides sales, programming and other services pursuant to a local marketing agreement. New Vision does not own PBC or any of its television stations and does not own any interest in NVTLH or its television stations. In accordance with Federal Communications Commission (“FCC”) regulations, PBC and NVTLH maintain complete responsibility for and control over programming, finances, personnel and operations.

5

PBC and NVTLH are included in these consolidated financial statements because New Vision is deemed to have a controlling financial interest in PBC and NVTLH for financial reporting purposes in accordance with ASC 810, Consolidation, as a result of (a) shared services agreements, joint sales agreements or local marketing agreements, and (b), options which permit the Company to acquire the assets and assume the liabilities of each PBC station and NVTLH entity, subject to FCC consent.

Substantially all of PBC’s assets, except for its FCC licenses, serve as collateral for its debt obligations. New Vision has a Joint Sales Agreement (“JSA”) and a Shared Services Agreement (“SSA”) with PBC’s Savannah, GA and Topeka, KS stations, as well as an SSA with PBC’s Youngstown, OH station. New Vision also has a Local Marketing Agreement (“LMA”) with NVTLH. The agreements permit New Vision to sell and retain a percentage of the net revenue from the stations’ advertising time in return for monthly payments to New Vision of the remaining percentage of net revenue as described in the various agreements.

The carrying amounts and classifications of the assets, liabilities and member’s interest of PBC and NVTLH, which have been included in our consolidated balance sheets as of June 30, 2012, were as follows (in thousands):

6

	June 30, 2012	December 31, 2011
Assets
Current assets
Cash and cash equivalents	$577	$779
Accounts receivable, less allowance for doubtful accounts	1,003	993
Current portion of program broadcast rights	178	355
Prepaid expenses and other current assets	129	234
Total current assets	1,887	2,361
Property and equipment, net	2,954	3,534
FCC licenses and other intangibles, net	6,900	7,167
Other assets	885	378
Total assets	$12,626	$13,440
Liabilities and Members’ Equity
Current liabilities
Accounts payable and accrued expenses	$227	$397
Accrued payroll and vacation	—	1
Current portion of program broadcast rights payable	240	336
Other current liabilities	198	107
Intercompany	—	4,859
Current portion of long term debt	361	340
Total current liabilities	1,026	6,040
Long-term debt and capital lease obligations, less current portion	7,990	8,139
Other long-term liabilities	225	405
	9,241	14,584
Accumulated Equity (Deficit)	3,385	(1,144)
Total liabilities and members’ equity	$12,626	$13,440

Interim financial statements

The Consolidated Financial Statements as of June 30, 2012 and for the six months ended June 30, 2012 and 2011 are unaudited. However, in the opinion of management, such financial statements include all adjustments (consisting solely of normal recurring adjustments) necessary for the fair statement of the financial information included herein in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and consistent with Article 10 of Regulation S-X of the Securities and Exchange Commission (the “SEC”). The preparation of the Consolidated Financial Statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the period. Actual results could differ from those estimates. Results of operations for interim periods are not necessarily indicative of results for the full year. These Consolidated Financial Statements should be read in conjunction with the Consolidated Financial Statements and related Notes included in New Vision Television, LLC and its Subdsidiaries financial statements ended December 31, 2011. The balance sheet at December 31, 2011 has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by U.S. GAAP for complete financial statements.

7

Income taxes

The Company is a multi-member limited liability company (“LLC”) that is treated as a partnership for income tax purposes. Given this ownership structure, the Company does not provide for income taxes in these financial statements. Also, as described above, the Company consolidates PBC and NVTLH pursuant to ASC 810, Consolidation. These entities are also multi- member LLCs that are treated as partnerships for income tax purposes. Given this structure, the Company also does not provide income taxes relative to these entities.

The New Vision operating agreement provides that tax distributions are required to be made on a quarterly basis to its members for payment of taxes to the extent funds are available for distribution and to the extent that a tax liability is generated. The tax distributions for each member are calculated, in general, as the taxable income allocated to such member for the fiscal quarter multiplied by the applicable tax rate less the amount of nontax distributions received by the member for that fiscal quarter. At the current time, no tax distribution is determined to be necessary.

Fair value of financial instruments

Due to their short maturities, the carrying amounts of accounts receivable, accounts payable and accrued expenses approximated their fair values at June 30, 2012 and December 31, 2011. The interest rates on the Company’s long-term debt and capital lease obligations reflect current market rates. Accordingly, the carrying amounts of these instruments approximate fair value.

3.                                      Intangible assets

The following table summarizes the carrying amounts of intangible assets:

	June 30, 2012		December 31, 2011
	Gross carrying amount	Accumulated amortization	Gross carrying amount	Accumulated amortization
FCC licenses, network affiliation agreements and JSA agreements	$36,709		$36,709
Satellite retransmission agreements	11,568	(10,229)	11,787	(9,251)
Favorable leases	4,528	(981)	4,528	(803)
Advertiser base	2,425	(410)	2,425	(341)
Income agreements	1,555	(472)	1,555	(403)
Other definite-lived intangible assets	854	(995)	664	(847)
Intangibles, net	$57,639	$(13,087)	$57,668	$(11,645)

8

4.                                      Long-term debt and capital lease obligations

Long-term debt and capital lease obligations consist of the following:

	June 30, 2012	December 31, 2011
Term loan credit agreement ($64,688 and $74,813, net of $769 and $894, as of June 30, 2012 and December 31, 2011)	$63,919	$73,919
Capital lease obligations	12,173	12,180
Total debt and capital lease obligations	76,092	86,099
Less: Current portion of debt and capital lease obligations	(3,380)	(4,102)
Total long-term debt and capital lease obligations	$72,712	$81,997

5.                                      Other legal matters

The Company is involved in certain legal actions and claims arising in the normal course of business. It is the opinion of management, based on consultation with the Company’s outside legal counsel, that resolution of these matters will not have a material adverse effect on the Company’s financial position, results of operations or liquidity.

6.                                      Subsequent events

The Company evaluated all events or transactions that occurred after the balance sheet date of June 30, 2012 through July 27, 2012, when these financial statements were available for issuance. During this period, the Company did not have any material recognizable or nonrecognizable subsequent events.

9